Exhibit 10.1

PURCHASE AND SALE CONTRACT

ResMed Corp., a Minnesota corporation

(Seller)

and

Emri Properties, Inc., a California corporation

(Buyer)

i

Purchase and Sale Contract

This Purchase and Sale Contract (“Contract”) is made as of November 5, 2007 (“Effective Date”), by and between ResMed Corp., a Minnesota corporation (“Seller”), and Emri Properties, Inc;, a California corporation, or assignee (“Buyer”), and constitutes (i) a contract of sale and purchase between the parties and (ii) an escrow agreement among Seller, Buyer and Land America Commercial Services (“Escrow”), the consent of which appears at the end hereof.

Seller and Buyer hereby agree as follows:

Section 1—Definitions. The following terms shall have the following definitions in this Contract:

1.1 Business Day(s). Any day other than a Saturday, Sunday, or legal holiday recognized in California.

1.2 Closing. The time and date when the Deed conveying fee title to the Real Property is recorded in the San Diego County Recorder’s Office and payments and deliveries required by the terms of this Contract are made to Seller.

1.3 Closing Date. The date that is the later of (2) the date that is 81 days after the waiver or satisfaction of the Special Conditions in Sections 5.1.1 and 5.1.2 below or (2) the date that is 60 days following waiver or satisfaction of the Special Conditions in Section 5.2.1 below.

1.4 Deed. The grant deed to be used to convey title to the Real Property to Buyer. Such deed shall be in form and content as Exhibit 3 attached hereto.

1.5 Due Diligence Documents. The documents listed in Exhibit 2 attached hereto.

1.6 Due Diligence Period. The period commencing on the Effective Date and continuing through the date that is 40 days following the Effective Date.

1.7 Effective Date. The date specified above.

1.8 Escrow. LandAmerica Commercial Services.

1.9 Improvements. All buildings and other permanent improvements located on the Land, including the building comprising approximately 144,000 square feet of rentable floor area and commonly known as 14040 Danielson Street, Poway, California 92066.

1.10 Intangible Property. All intangible property to the extent owned by Seller in connection with the Real Property and the Personal Property, including, but not limited to, all leases, contract rights and agreements.

1.11 Land. That certain fee simple parcel of land located in Poway, California, more particularly described in Exhibit 1 attached hereto.

1.12 Permitted Encumbrances. The encumbrances to title to the Real Property, as approved by Buyer and as provided below; however, the Permitted Encumbrances shall not include any deeds of trust, mortgages, judgment liens, mechanic’s liens, income tax liens, or other similar liens securing monetary obligations (excluding nondeliquent real property taxes and assessments), all of which shall be paid and/or otherwise discharged by Seller prior to or concurrently with the Closing.

1.13 Personal Property. Floor coverings, window coverings, plumbing, electrical and HVAC systems and similar items of tangible personal property to the extent owned by Seller and that are affixed to, installed in, or used in connection with the Improvements. The Personal Property includes the items listed on Exhibit 10 attached hereto and does not include warehouse rack systems, tables, chairs, cubicles, computers, servers, photocopiers, telephone system (except wiring related thereto), plants, artwork or similar items of office furniture or equipment.

1.14 Property. The Real Property, the Personal Property, and the Intangible Property.

1.15 Purchase Price. The sum of $25,295,000.00, the purchase price of the Property payable as set forth in Section 3 of this Contract. The Purchase Price shall be allocated as follows:

Real Property	$25,295,000.00
Personal Property	$0.00
Intangible Property	$0.00

Total Purchase Price	$25,295,000.00

1.16 Real Property. The Land and the Improvements.

1.17 Title Company. LandAmerica Title Company, Helen G. Wilson, title officer.

1.18 Title Policy. The title policy shall be a California Land Title Association (“CLTA”) owner’s standard coverage policy of title insurance (the “Title Policy), or an irrevocable commitment to issue the same, with liability in the amount of the Purchase Price issued by Title Company, insuring that fee title to the Real Property vests in Buyer subject only to the Permitted Encumbrances (as defined herein) and such other items described in Section 6.1.3 hereof; however, Buyer may elect that the Title Policy will be an ALTA owner’s extended coverage policy of title insurance provided that in such case (1) payment of the additional premium and (2) compliance with all of Title Company’s additional requirements will be at Buyer’s sole expense.

Section 2—Sale and Purchase of Property. Seller hereby agrees to sell the Property to Buyer and Buyer hereby agrees to purchase the Property from Seller at the price and on the terms, covenants, and conditions set forth in this Contract.

Section 3—Payment of Purchase Price. Buyer shall pay to Seller the Purchase Price as follows:

3.1 Initial Deposit. Within two Business Days following the Effective Date, Buyer shall deposit with Escrow the sum of $100,000.00 (“the Initial Deposit”). Any interest thereon shall accrue to Buyer.

3.2 Interim Deposit. Within one Business Day following Buyer’s waiver or satisfaction of the Special Conditions in Sections 5.1.1 and 5.1.2 below, Buyer shall deposit the additional sum of $300,000.00 (“the Interim Deposit”). Any interest thereon shall accrue to Buyer.

3.3 Balance of Purchase Price. The balance of the Purchase Price shall be paid in cash at the Closing. A summary of the means of payment of the Purchase Price is as follows:

Initial Deposit	$100,000.00
Interim Deposit	300,000.00
Balance at Closing	24,895,000.00

Total Purchase Price	$25,295,000.00

3.4 Additional Provisions re Deposits. Seller and Buyer further agree as follows:

3.4.1 Disposition upon Closing. If the Closing occurs as provided herein, then the Initial Deposit and Interim Deposit with any interest thereon shall be applied to the Purchase Price.

3.4.2 Termination—Buyer’s Breach. If this Contract is terminated solely as a consequence of a material default by Buyer, then the Initial Deposit and the Interim Deposit shall constitute liquidated damages, as provided below.

3.4.3 Termination—Other. If this Contract is terminated for any cause other than solely due to a material default by Buyer (e.g., Buyer’s timely disapproval of due diligence, Seller’s breach, condemnation, etc.), the Initial Deposit and Interim Deposit, if any, shall be refunded in full to Buyer.

3.4.4 Release to Seller. Within one Business Day following Escrow’s receipt of written notice of Seller’s waiver or satisfaction of the Special Conditions in Section 5.2 below, Escrow shall release the Initial Deposit and Interim Deposit to Seller or to Seller’s exchange intermediary, as Seller may direct in writing.

Section 4—Escrow. Escrow shall act as escrow under this Contract. An executed copy of this Contract shall be delivered to Escrow by both parties within two Business Days following the date both parties sign this Contract, and the parties hereby instruct Escrow to act in accordance with the terms of this Contract. Buyer and Seller shall execute such further escrow instructions as may be required by Escrow to consummate the transactions contemplated by this Contract, but in the event of any conflict between the provisions of such escrow instructions and this Contract, the provisions of this Contract shall control.

4.1 Buyer’s Deliveries. Buyer shall make the following deliveries to Escrow:

4.1.1 Initial Deposit. Within two Business Days following the Effective Date, Buyer shall deliver to Escrow the $100,000.00 Initial Deposit.

4.1.2 Interim Deposit. Within one Business Day following waiver or satisfaction of Buyer’s Special Conditions in Sections 5.1.1 and 5.1.2 below, Buyer shall deliver to Escrow the $300,000.00 Interim Deposit.

4.1.3 Balance Purchase Price and Closing Costs. No later than 10:00 a.m. of the Closing Date, Buyer shall deliver to Escrow immediately available funds in an amount equal to the sum of (1) the balance of the Purchase Price and (2) Buyer’s costs, fees and prorations. Buyer’s obligation under this paragraph to deliver funds is subject to Buyer’s receipt of telephonic or other notification by Escrow that, except for the delivery of such funds, the Closing is ready to occur.

4.1.4 Lease. No later than 3:00 p.m. of the last regular Business Day before the Closing Date, Buyer shall deliver to Escrow a lease (“the Lease”) in form and of content as Exhibit 4 attached hereto bearing the signature of a duly authorized officer of Buyer, as lessor.

4.1.5 Closing Statement. No later than 3:00 p.m. on the last regular Business Day before the Closing Date, an executed settlement statement reflecting the prorations and adjustments required hereunder.

4.2 Seller’s Deliveries. Seller shall make the following deliveries:

4.2.1 Deliveries to Escrow. No later than 3:00 p.m. of the last regular Business Day before the Closing Date, Seller shall deliver to Escrow:

4.2.1.1 The Seller’s Grant Deed. The Deed conveying the Real Property to Buyer, signed and acknowledged by Seller and such person(s) as Title Company requires to issue the Title Policy.

4.2.1.2. Assignment Documents. The following documents bearing Seller’s signature: (1)Bill of Sale in form and of content as Exhibit 5 and (2) a General Assignment in form and of content as Exhibit 6.

4.2.1.3 Discharge of Encumbrances, Seller’s Charges. If the funds deposited with Escrow by Buyer are insufficient to (1) discharge all encumbrances other than the Permitted Encumbrances and (2) pay the charges to Seller’s prorations, fees and costs, Seller shall deliver to Escrow sufficient funds and instruments to discharge and pay such encumbrances and charges.

4.2.1.4 Affidavit of Non-Foreign Status. Declarations bearing Seller’s signature pursuant to (1) Internal Revenue Code section 1445, confirming that Seller is not a foreign person and (2) California Revenue and Taxation Code section 18662, confirming whether this transaction is subject to California at-source withholding. The declaration under Internal Revenue Code section 1445 shall be substantially in form and of content as Exhibit 7 attached hereto. If this transaction is subject to withholding under Internal Revenue Code section 1445, California Revenue and Taxation Code section 18662, or other applicable law requiring at-source withholding with respect to the Purchase Price payable to Seller, Seller authorizes Escrow to comply with such laws and withhold from Seller the portion of the Purchase Price required to be withheld to comply with such laws. If the cash proceeds otherwise payable to Seller at the Closing are insufficient to satisfy the amount required to be withheld, then, on or before 3:00 p.m. on the Business Day preceding the Closing Date, Seller shall deposit with Escrow immediately available funds in an amount such that, with the other cash funds payable to Seller at the Closing, Escrow shall have sufficient funds to satisfy the withholding requirement.

4.2.1.5 Reconfirmation of Representations. A written statement signed by Seller that confirms that, during the period from the Effective Date to the Closing Date, nothing has occurred (and Seller has not become aware of any facts) that, to Seller’s actual knowledge, causes any of the Seller’s representations and warranties contained in this Contract to be materially untrue and that, to Seller’s actual knowledge, all of the representations and warranties contained in this Contract remain true and are reconfirmed as of the Closing; however, Seller’s written statement may except any occurrences or facts as to which Seller has, prior to the Closing, delivered to Buyer written notice and, as provided below, Buyer has, nevertheless, elected to proceed with the Closing. The written statement shall be substantially in form and content as Exhibit 8 attached hereto.

4.2.1.6 Lease. A counterpart of the Lease bearing the signature of a duly authorized officer of Seller, as lessee.

4.2.1.7 Closing Statement. An executed settlement statement reflecting the prorations and adjustments required hereunder.

4.2.2 Deliveries Outside of Escrow. On or before the Effective Date, Seller shall deliver to Buyer or Buyer’s agent the Due Diligence Documents.

Section 5—Special Conditions Precedent. Buyer’s and Seller’s obligations under this Contract are subject to the following special conditions precedent (“the Special Conditions”).

5.1 Buyer’s Special Conditions. Buyer’s obligations under this Contract (including, without limitation, the obligation to deliver to Escrow the Purchase Price) are subject to each of the following Special Conditions:

5.1.1 Title Documents. On or before the Title Review Date, Buyer shall have reviewed and approved a preliminary report issued by the Title Company pertaining to the Real Property with a copy of all instruments described in the preliminary report evidencing exceptions to title thereto (the preliminary report, and copies of exceptions are referred to herein as the “Title Report”). As used herein, the term “Title Review Date” shall mean the date that is the later of (1) 30 days after Buyer’s receipt of the Title Report or (2) 10 Business Days before expiration of the Due Diligence Period. If, prior to the Title Review Date, Buyer delivers to Seller written notice of Buyer’s disapproval of any of the encumbrances disclosed by the Title Report, then, within three Business Days following Seller’s receipt of such notice, Seller shall provide to Buyer written notice of whether Seller shall eliminate such disapproved encumbrance(s) prior to or concurrently with the Closing. If Seller’s responding notice states that all encumbrances disapproved by Buyer shall be eliminated prior to or concurrently with the Closing, then (1) the condition under this paragraph shall be deemed satisfied and waived and (2) Seller shall, as a condition to the Closing, cause the disapproved encumbrance(s) to be eliminated. If Seller’s responding notice states that one or more of the disapproved encumbrances shall not be eliminated prior to or concurrently with the Closing, then, for a period of three Business Days following Buyer’s receipt of Seller’s responding notice, Buyer may elect to (1) waive the disapproval of the encumbrance(s) and accept the encumbrance(s) as part of the Permitted Encumbrances or (2) terminate this Contract as provided in Section 5.4 below. The exceptions to the Title Report approved or deemed approved by Buyer shall constitute “Permitted Encumbrances” for all purposes of this Contract. If Title Company subsequently issues a supplement to the Title Report, Buyer shall have until the later of the Title Review Date or five Business Days following Buyer’s receipt of the supplement to review and approve or disapprove the matter disclosed in the supplement; however, if the supplement is issued after expiration of the Due Diligence Period, Buyer’s disapproval of the matter disclosed in the supplement shall not be unreasonably withheld. If the matter disclosed in the supplement is not timely disapproved, then it shall become one of the Permitted Encumbrances. If the matter disclosed in the supplement is timely disapproved, then it shall be subject to the same procedure described above for an item disclosed in the Title Report as to which Buyer has delivered timely written notice of disapproval.

5.1.2 Buyer’s Feasibility. On or before expiration of the Due Diligence Period, Buyer shall have reviewed and approved Buyer’s feasibility analysis of Buyer’s proposed purchase and development of the Property, including Buyer’s review and approval of the Due Diligence Documents, the physical condition of the Property, feasibility of Buyer’s proposed development, and existing permits and approvals. From and after the Effective Date, Buyer and its agents, employees, and contractors shall be afforded reasonable access to the Property during normal business hours upon reasonable notice to Seller for the purposes of (1) making such investigations as Buyer deems prudent with respect to the physical condition of the Property and (2) showing the Property to prospective tenants; however, Seller may condition Buyer’s entry upon the Property upon Buyer’s execution of a confidentiality agreement and nondisclosure agreement. Buyer shall indemnify and hold harmless Seller and the Property from all claims, liens, losses, damages, fines, and liabilities (including court costs and attorney’s fees) arising from Buyer’s entry upon the Property.

5.1.3 Subordination, Nondisturbance and Attornment Agreement. On or before two Business Days preceding the Closing Date, Buyer’s lender shall have received a signed and notarized subordination, nondisturbance and attornment agreement substantially in form as Exhibit 9 attached hereto, subject to such amendments to form and/or content as may be requested by Buyer’s lender, acting reasonably, and bearing the signature of a duly authorized officer of Seller.

5.2 Seller’s Special Conditions. Seller’s obligations under this Contract are subject to each of the following Special Conditions:

5.2.1 Board Approval. Within 21 days following Buyer’s satisfaction or waiver of the Special Conditions in Sections 5.1.1 and 5.1.2 above, Seller’s board of directors shall have approved all of the terms and conditions of this Contract. In connection with Seller’s efforts to satisfy this Special Condition, Seller may engage appraisers or other valuation professionals to issue reports regarding the value of the Property. Buyer agrees that Buyer is conducting Buyer’s own investigation regarding the value of the Property and Seller and Seller’s agents are not obligated to disclose to Buyer any written or oral conclusions provided by such appraisers or design professionals.

5.2.2 Subordination, Nondisturbance and Attornment Agreement. On or before two Business Days preceding the Closing Date, Seller shall have received a subordination, nondisturbance and attornment agreement substantially in form and of content as Exhibit 9 attached hereto subject to such amendments to form and/or content as may be requested by Buyer’s lender, acting reasonably, bearing the signatures of duly authorized representatives of Buyer and Buyer’s lender.

5.3 Satisfaction/Waiver. Except as otherwise provided in Section 5.1.1, Buyer may unilaterally waive any Special Condition in Section 5.1. Seller may unilaterally waive any Special Condition in Section 5.2. Satisfaction or waiver of a Special Condition shall be effective only if the same is (i) in writing, (ii) signed by the waiving party, and (iii) delivered to Escrow.

5.4 Termination of this Contract. If any of the Special Conditions precedent in Sections 5.1 and 5.2 above is not timely satisfied or waived within the time periods provided above, either party may terminate this Contract by delivering to Escrow and the other party a notice of termination; however, a notice of termination will not be effective to terminate this Contract under the following circumstances:

5.4.1 A notice of termination delivered by Seller will not be effective if the notice of termination pertains to a failure by Buyer to waiver a Special Condition in Section 5.1 and, within two Business Days following Buyer’s receipt of the notice of termination, Buyer delivers to Escrow Buyer’s written waiver of the condition.

5.4.2 A notice of termination delivered by Buyer will not be effective if the notice of termination pertains to a failure by Seller to waiver the Special Condition in Section 5.2 and, within two Business days following Seller’s receipt of the notice of termination, Seller delivers to Escrow Seller’s written waiver of the condition.

5.5 Termination of This Contract. If this Contract is terminated as provided in the preceding section, then (1) Escrow shall return to Buyer the Initial Deposit and Interim Deposit, if any, and any interest accrued thereon, (2) Buyer shall return to Seller the Due Diligence Documents, (3) all costs incurred by each party shall be borne by such party, (4) all costs incurred by Escrow shall be borne by the party responsible for such costs as provided herein, and (5) thereafter, no party shall have any further rights or obligations under this Contract other than Buyer’s indemnity obligation in Section 5.1.2 above.

Section 6—The Closing. The parties further agree:

6.1 Conditions to Closing. Escrow shall accomplish the Closing on the Closing Date by (i) filing for record the Deed (and such other documents as may be necessary to procure the Title Policy) and (ii) delivering funds and documents to the parties when each of the following conditions has been satisfied:

6.1.1 Deliveries. All funds and documents required to be delivered to Escrow have been delivered to Escrow.

6.1.2 Special Conditions. Each of the special conditions set forth in Sections 5.1 and 5.2 above has been, or upon Closing shall be, satisfied or waived in the manner specified herein.

6.1.3 The Title Policy. Escrow can procure from Title Company the Title Policy with liability in the amount of the Purchase Price, insuring that fee title to the Real Property vests in Buyer subject only to:

6.1.3.1 General and special real estate taxes and assessments that are, as of the Closing, not delinquent.

6.1.3.2 Supplemental taxes, if any, pursuant to California Revenue and Taxation Code section 75, et seq., that are assessed and pertain to the period of time after the Closing.

6.1.3.3 The Permitted Encumbrances.

6.1.3.4 The Lease.

6.1.3.5 Any encumbrance voluntarily imposed by Buyer.

6.2 Delayed Closing. If Escrow cannot accomplish the Closing on or before the Closing Date, Escrow shall, nevertheless, accomplish the Closing when all conditions have been satisfied or waived unless, after the Closing Date and prior to the Closing, Escrow receives a written notice to terminate this Contract from a party who, at the time the notice is delivered, is not in default under this Contract.

Section 7—Closing Costs, Prorations. Expenses in connection with the transactions contemplated by this Contract shall be paid as follows:

7.1 Seller’s Costs. Seller shall pay for the following:

7.1.1 Customary seller’s recording and filing fees.

7.1.2 The documentary transfer tax due on the conveyance and sale of the Property to Buyer.

7.1.3 The portion of the cost of the Title Policy attributable to a CLTA owner’s standard coverage policy of title insurance without endorsements.

7.1.4 The cost to obtain a natural hazards disclosure report (e.g., flood plain, earthquake, etc.) from a reputable company selected by Seller.

7.1.5 One-half of Escrow’s fees.

7.1.6 Seller’s own attorney’s fees, including those incurred to prepare documents customarily produced by or on behalf of Seller.

7.2 Buyer’s Costs. Buyer shall pay for the following:

7.2.1 Customary buyer’s recording and filing fees.

7.2.2 The portion of the cost of the Title Policy in excess of the cost to be paid by Seller, as provided above.

7.2.3 One-half of Escrow’s fees.

7.2.4 Buyer’s own attorney’s fees, including those incurred to prepare documents customarily produced by or on behalf of Buyer.

7.3 Prorations. Seller and Buyer (1) acknowledge that, after the Closing, Seller will continue to occupy the Property under the terms of the Lease, which obligates Seller to pay real property taxes, insurance and other operating expenses pertaining to the Property and (2) agree that no prorations will be made through escrow.

Section 8—Representations, Warranties, and Covenants. Buyer and Seller further agree as follows:

8.1 Disclaimer of Warranties. Except as provided in Section 8.2 below, Buyer acknowledges and agrees that Seller has not made, does not make, and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present, or future, of, as to, concerning, or with respect to the Property. Buyer further acknowledges and agrees that any information made available to Buyer or provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and, except as provided in Section 8.2, makes no representations as to the accuracy or completeness of such information. Except as provided in Section 8.2, Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property or to the operation thereof furnished by any real estate broker, agent, employee, servant or other person. Buyer further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property, as provided for herein, is made on an as-is condition and basis with all faults and that Seller has no obligation to make repairs, replacements or improvements except as may otherwise be expressly stated herein or subsequently expressly agreed between the parties. Without (1) negating the effect of the preceding disclaimers and (2) imposing on Seller any duty of disclosure in excess of any duly implied in law, Seller hereby discloses to Buyer:

8.1.1 Building Slope. The building that comprises part of the Improvements (“the Building”) was constructed with a slope of 1/2 of 1%.

8.1.2 Floor Slab Condition. Seller has observed cracks in the first and second floor slabs. As part of the Due Diligence Documents, Seller will provide to Buyer copies of documents in Seller’s possession that relate to the cracks in the first and second floor slabs.

8.2 Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer as of the Effective Date:

8.2.1 Organization, Standing and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Minnesota, is duly authorized to do business in and in good standing in California, and has all requisite power and authority to own the property that it now owns. Subject to satisfaction of the condition precedent in Section 5.2.1, this Contract and all other documents executed by Seller and delivered to Buyer prior to or at the Closing (i) have been, or will be when delivered, duly authorized, executed and delivered by Seller, (ii) are binding obligations of Seller, or (iii) do not violate the provisions of any agreement to which Seller is party or which affects the Property.

8.2.2 Authority to Execute and Deliver this Contract. Subject to satisfaction of the condition precedent in Section 5.2.1, Seller has all requisite power and authority to execute this Contract and consummate the transactions contemplated by this Contract.

8.2.3 Litigation. To the best of Seller’s actual knowledge, without a duty of inquiry, no actions, suits or proceedings are pending or threatened against or affecting Seller or the Property in any court at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, an adverse decision in which might materially affect the Property or Seller’s ability to perform Seller’s obligations under this Contract.

8.2.4 No Violation of Restrictions. Seller has not received written notice of any violation of any zoning or subdivision ordinances or regulations, building codes, regulations, restrictive covenants or other restrictions to which the Property is subject.

8.2.5 Condemnation. To the best of Seller’s actual knowledge, without a duty of inquiry, no condemnation of any portion of the Property is pending, threatened or proposed.

8.2.6 Rights of Others. Seller has not granted to any other person any option or right of first refusal that is still effective to acquire all or any portion of the Property. Other than Seller’s interest, and the exceptions disclosed in the Title Report, no other possessory interests of all or any portion of the Property exist.

8.2.7 Payment of Cost for Labor and Materials. All sums payable by Seller by reason of any labor or materials heretofore furnished with respect to the Property have been, or in the ordinary course prior to Closing shall be, paid, and Seller knows of no material dispute in connection with such sums so payable.

8.2.8 Hazardous Materials. To the best of Seller’s actual knowledge, without a duty of inquiry and except as disclosed in the Due Diligence Documents, the Property is not and has not been in violation of any federal, state, or local law, ordinance or regulation promulgated thereunder relating to Hazardous Materials on, under or about the Property. As used herein, the term “Hazardous Materials” shall mean (a) “hazardous waste,” “extremely hazardous waste,” or “restricted hazardous waste,” as defined in Chapter 6.5 of Division 20 (Section 25100, et seq.) of the California Health and Safety Code, as amended, or any successor statute, (b) “hazardous substance,” as defined in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601, et seq.), as amended, or any successor statute, (c) “hazardous material,” as defined in the Hazardous Materials Transportation Act (49 U.S.C. section 1801, et seq.), as amended, or any successor statute, (d) “hazardous waste,” “solid waste,” “sludge,” “used oil,” “recycled oil,” “lubricating oil,” and “re-refined oil,” as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. section 6901, et seq.), as amended, or any successor statute, (e) “hazardous substance,” as defined in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Chapter 6.8 of Division 20 (Section 25300, et seq.) of the California Health and Safety Code, as amended, or any successor statute, (f) “hazardous substance,” as defined in Chapter 6.7 of Division 20 (Section 25280, et seq.) of the California Health and Safety Code, as amended, or any successor statute, (g) “hazardous material,” “hazardous substance,” or “hazardous waste,” as defined in Chapter 6.95 of Division 20 (Section 25501, et seq.) of the California Health and Safety Code, as amended, or any successor statute, (h) “hazardous substance,” as defined in Clean Water Act (33 U.S.C. section 1251, et seq.), as amended, or any successor statute, (i) asbestos or products containing asbestos or (j) any substances, materials or wastes listed in (1) the United States Department of Transportation Hazardous Materials Table (49 C.F.R. section 172.101), as amended, (2) the Environmental Protection Agency List (40 C.F.R. Part 302), as amended, (3) the list published in Title 26 of the California Administrative Code, as amended, or (4) any other list published by any federal or state governmental entity now or in the future.

8.2.9 Creditors. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered attachment or other judicial seizure of all, or substantially all, of Seller’s assets, or (v) admitted in writing Seller’s inability to pay Seller’s debts as they become due.

8.2.10 Seller Not a Foreign Person. Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended, and Seller shall furnish to Buyer, prior to Closing, an affidavit confirming the same.

8.2.11 Due Diligence Documents. To the best of Seller’s actual knowledge, the Due Diligence Documents delivered by Seller to Buyer are complete copies of the originals of such documents. To the extent the Due Diligence Documents include documents created by Seller, Seller further represents that, to the best of Seller’s actual knowledge, the documents created by Seller are substantively accurate in all material respects. After having completed a reasonable inquiry, Seller represents that to Seller’s actual knowledge, (1) Seller has delivered or is prepared to deliver to Buyer all (i) reports and surveys pertaining to the physical condition of the Real Property in Seller’s possession and (ii) plans pertaining to the Improvements in Seller’s possession and (2) Seller is unaware of any reports or surveys pertaining to the physical condition of the Real Property that are not included with the Due Diligence Documents delivered or to be delivered by Seller to Buyer. As used in the preceding sentence, “to Seller’s actual knowledge” means the actual knowledge of Corbet Lancaster, who is Seller’s employee that has been most involved in the process of identifying and collecting the Due Diligence Documents; however, such employee shall not have any personal liability for Seller’s obligations under this Contract.

8.2.12 Permits. To the best of Seller’s actual knowledge, without any duty of inquiry, all of the Improvements were constructed pursuant to validly issued building permits (i.e., there are no Improvements for which there was not a building permit issued to the extent that a building permit was required); however, except as may otherwise be provided in Section 8.2, Seller makes no representation regarding (1) whether the Improvements were constructed in compliance with such permits or applicable building codes or (2) whether the Improvements presently comply with applicable building codes.

8.2.13 Personal Property. Seller has, or at Closing will have, good and marketable title to the Personal Property free and clear of all conditional bills of sale, chattel mortgages, security agreements or financing statements or other liens and security interests or claims of any kind.

8.2.14 Tax Appeals. Seller has not filed any notice of protest or appeal against or commenced proceedings to recover, real property tax assessments against the Property or any portion thereof.

8.2.15 Insurance. Seller has not received written notice from carrier of any insurance covering the Property or is not otherwise aware of any condition that, if not corrected, would result in termination of such insurance or a material increase in the premium thereof.

8.2.16 Off-Site Improvements. Seller has not failed to provide, construct or complete any onsite or offsite parking or public improvements required, pursuant to any permit or written agreement binding upon Seller or the Property, for the current use and operation of the Property.

8.2.17 Title Exceptions. To Seller’s actual knowledge, without a duty of inquiry, the Property is not subject to any encumbrances that are not described in the Title Report.

8.2.18 Survival of Covenants, Representations and Warranties. Subject to the limitation below, all of the covenants, representations and warranties of Seller set forth in Section 8.2 shall survive the Closing and the delivery of the Deed. In the event that after the Effective Date and prior to the Closing (1) Buyer discovers any material misrepresentation of Seller or any material breach of Seller’s representations or warranties hereunder (excluding any misrepresentation amounting to fraud) or (2) a change in circumstances occurs that causes one or more of Seller’s representations above to be materially untrue, then, for a period of 10 days following the discovery, Buyer shall have the right, as Buyer’s sole remedy, to terminate this Contract, and, if Buyer elects to terminate this Contract, the following shall apply:

(i) Buyer shall be entitled to a return of the Initial Deposit and Interim Deposit, if any, and any interest thereon.

(ii) All title and escrow charges shall be paid by Seller.

(iii) If Buyer elects to terminate based upon subclause (1) above (i.e., a material misrepresentation or material breach of Seller’s representations or warranties), then Buyer may recover from Seller all reasonable costs incurred by Buyer during the course of Buyer’s review and investigation of the Property, provided that Seller’s liability for such costs shall not exceed $40,000.00.

If, notwithstanding Buyer’s discovery of a misrepresentation of Seller or a change of circumstances, Buyer elects to affirm this Contract and proceed with the Closing, such election shall, upon the Closing, constitute a waiver by Buyer of any and all claims relating to such misrepresentation of Seller or change of circumstances.

If, after the Closing, Buyer discovers a breach of any representation or warranty in Section 8.2, then any action by Buyer for breach of such representation or warranty under Section 8.2 must be commenced within one year after the Closing.

8.3 Covenants of Seller. Seller hereby covenants and agrees with Buyer that, pending the Closing or termination of this Contract:

8.3.1 No Granting of Interest in Property. Seller shall not grant to or purport to create any interest in the Property to any third party or any entity holding title to the Property without the prior written approval of Buyer.

8.3.2 Maintenance of Insurance. Seller shall maintain fire, extended coverage and public liability insurance covering the Property.

8.3.3 Access to Books and Records. Upon reasonable notice, Buyer shall be afforded access during normal business hours to all books and records in Seller’s custody or control that relate to the Property, including all specifications and as-built drawings, all building permits, certificates of occupancy, soil reports, engineers’ reports and studies and similar information relating to the Property or its management, operation, maintenance, or use, and all warranties and operating manuals that Seller may have from vendors, contractors, or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon; however, Seller may condition Buyer’s access to such books and records upon Buyer’s execution of a confidentiality and nondisturbance agreement.

8.3.4 Operation of Property. Seller shall continue to operate the Property in the same manner as prior to the execution of this Contract.

8.4 Waiver and Release. Buyer and anyone claiming by, through, or under Buyer, hereby fully and irrevocably release Seller, Seller’s agents, employees, and affiliates, and their respective employees, agents, representatives, successors and assigns, from any and all claims that Buyer may now have or hereafter acquire for any action, cause of action, cost, damage, demand, expense (including, without limitation, attorney’s fees and expenses), fine, judgment, liability, lien, loss, or penalty, whether foreseen or unforeseen, direct or indirect, arising from or related to the condition of the Property, including, without limitation, the presence of hazardous substances (collectively, “Released Claims”); however, the Released Claims do not include any claims related to a breach by Seller of any of Seller’s covenants, representations or warranties expressly stated in this Contract. Buyer further acknowledges and agrees that this release shall be given full force and effect according to each of its express terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages, and causes of action. This waiver shall be deemed given at the Closing. Buyer hereby acknowledges that Buyer has read and is familiar with the provisions of California Civil Code section 1542 (“Section 1542”), which is set forth below:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

By initialing below, Buyer hereby waives the provisions of Section 1542 solely in connection with the matters that are the subject of the foregoing waivers and releases:

             Buyer’s Initials

Section 9—Possession. After the Closing, Seller shall remain in possession of the Property pursuant to the terms of the Lease.

Section 10—Casualty Loss; Condemnation. If, before the Closing, the Property, or any part thereof, shall be damaged by fire, flooding, vandalism, windstorm, explosion or other casualty (collectively “Casualty”) or if condemnation proceedings are commenced (or threatened to be commenced) against the Property, the following provisions shall apply:

10.1 Casualty. If the Property suffers a Casualty and the reasonably estimated cost of repairing damage caused by the Casualty shall equal or exceed $200,000.00 (“the Upset Loss Amount”), Buyer may terminate this Contract by delivery of written notice to Seller within 21 days following written notification to Buyer of the Casualty and Buyer shall be entitled to a return of deposits as provided in Section 3 above. If the Property shall suffer a Casualty, but only to such an extent that the reasonably estimated cost of repairing such damage shall be less than the Upset Loss Amount, then (1) Seller shall, at its sole expense, promptly proceed to repair the Property to substantially the same condition that existed prior to the Casualty, (2) neither Seller nor Buyer shall be entitled to terminate this Contract by reason of such Casualty, and (3) at Buyer’s option either (i) the Closing Date shall be extended for a period equal to the lesser of (a) 60 days or (b) the time reasonably required to effect such repairs or (ii) the Closing shall occur without delay and Seller shall complete the repairs following the Closing.

10.2 Seller’s Election to Terminate or Restore Property. If (1) a Casualty occurs resulting in reasonable repair costs exceeding the Upset Loss Amount and (2) this Contract is not so terminated by Buyer as provided in the preceding paragraph, then Seller shall either:

10.2.1 By written notice to Buyer within 14 days following the last date on which Buyer could have so terminated this Contract, elect not to restore the Property. If Seller elects not to restore the Property, then Buyer shall have the right either to (1) terminate this Contract by written notice to Seller within 10 days following Buyer’s receipt of such notice from Seller, as provided for above, whereupon Buyer shall be entitled to a return of deposits as provided in Section 3 above, or (2) consummate the acquisition of the Property in accordance with this Contract and (i) all rights to insurance proceeds otherwise payable to Seller on account of such Casualty shall be assigned to Buyer at Closing, (ii) Seller shall pay a portion of the cost to repair the damage caused by the casualty equal to the lesser of the Upset Loss Amount or the uninsured portion of the cost of repair (including any deductible amount required to be paid under any applicable casualty insurance policy), and (iii) pending Closing, Seller shall not adjust or settle such matters with the insurance carriers without the consent of Buyer.

10.2.2 Promptly proceed to repair the Property to substantially the same condition that existed prior to the Casualty, at Seller’s sole expense. If Seller elects to restore the Property, then Buyer shall have either of the following options: (1) the Closing Date shall be extended for a period equal to the lesser of (i) 60 days or (ii) the time reasonably required to effect such repairs or (2) the Closing shall occur without delay, and Seller shall complete the repairs following the Closing.

10.3 Condemnation. In the event of commencement of a condemnation proceeding, this Contract may be terminated by Buyer if such condemnation may adversely affect the use of, or access to, the Property. Buyer’s option to terminate this Contract as a consequence of condemnation must be exercised by delivery of written notice within 10 Business Days following the date Buyer first receives notice of the condemnation. If Buyer timely terminates this Contract by reason of condemnation, Buyer shall receive a refund of all deposits made by

Buyer pursuant to this Contract. If Buyer does not terminate this Contract, Buyer and Seller shall complete the Closing in accordance with this Contract, all rights to condemnation proceeds otherwise payable to Seller on account of such condemnation shall be assigned to Buyer at Closing, and, pending Closing, Seller shall not settle such matters with the condemnor without the consent of Buyer.

Section 11—Remedies for Default.

11.1 Seller’s Default. If Seller defaults in the performance of Seller’s covenants, representations, or warranties under this Contract, then, subject to the limitations in Section 8.2.18, Buyer shall be entitled to assert against Seller all available legal remedies.

11.2 Buyer’s Default. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AND SUCH FAILURE IS DUE SOLELY TO A MATERIAL DEFAULT OF THE BUYER, SELLER SHALL BE RELEASED FROM SELLER’S OBLIGATIONS TO SELL THE PROPERTY TO BUYER, AND BUYER AND SELLER AGREE THAT THE AMOUNT OF $400,000.00 SHALL CONSTITUTE LIQUIDATED DAMAGES TO SELLER FOR ANY SUCH BREACH BY BUYER. BUYER AND SELLER AGREE THAT SAID AMOUNT IS A REASONABLE AMOUNT FOR LIQUIDATED DAMAGES FOR SUCH A BREACH UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS CONTRACT IS ENTERED INTO AND CONSTITUTES A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671, ET SEQ. BUYER AND SELLER AGREE THAT PREDICTING WHAT MONETARY DAMAGES SELLER WOULD SUFFER IN SUCH AN EVENT IS IMPOSSIBLE OR IMPRACTICAL. FORTHWITH UPON ANY SUCH BREACH BY BUYER, BUYER SHALL EITHER (1) PAY SUCH SUM TO SELLER OR (2) INSTRUCT ESCROW TO DELIVER SUCH SUM TO SELLER FROM ANY DEPOSITS DELIVERED TO ESCROW BY BUYER; HOWEVER, IF ESCROW HAS PREVIOUSLY RELEASED ANY DEPOSITS TO SELLER, THE AMOUNT RELEASED TO SELLER SHALL BE RETAINED BY SELLER AND CREDITED AGAINST THE AMOUNT OF LIQUIDATED DAMAGES OWED BY BUYER. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES, SELLER HEREBY WAIVES ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY, INCLUDING ANY RIGHT TO SPECIFIC PERFORMANCE PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1680 OR 3389. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS PARAGRAPH, IF BUYER BRINGS AN ACTION (“BUYER’S ACTION”) AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF SELLER’S OBLIGATIONS UNDER THIS CONTRACT, AND, IN CONNECTION WITH BUYER’S ACTION, BUYER RECORDS A LIS PENDENS, SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS PARAGRAPH FROM SEEKING EXPUNGEMENT OR RELIEF FROM THAT LIS PENDENS AND RECOVERING DAMAGES, COSTS, OR EXPENSES (INCLUDING ATTORNEY’S FEES) TO WHICH SELLER IS OTHERWISE ENTITLED UNDER APPLICABLE LAW (INCLUDING RECOVERY AGAINST ANY UNDERTAKING GIVEN BY BUYER PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 405.34), AND THE AMOUNT OF ANY SUCH DAMAGES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN.

Initials of Seller	Initials of Buyer

illegible

Section 12—Miscellaneous Provisions.

12.1 Time Is of the Essence. Time is hereby expressly declared to be of the essence of this Contract,

12.2 No Waiver. Any failure to insist upon strict performance of any of the terms and provisions of this Contract shall not constitute or be deemed to be a waiver of any such term or provision or constitute an amendment or waiver of any such term or provision by course of performance, and each party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon the strict performance of any and all of the terms and provisions of this Contract.

12.3 Survival of Terms. All of the agreements, representations, warranties and obligations of the parties set forth in this Contract shall survive the Closing and the conveyance of the Property to Buyer and shall continue thereafter to be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns; however, the period of time during which Buyer may initiate an action for breach of Seller’s representations and warranties in Section 8.2 is subject to the limitations in Section 8.2.18.

12.4 Brokerage. Seller and Buyer represent that, with the exception of Burnham Real Estate, which represents Seller and Buyer, no brokers are involved in the transaction described in this Contract and that no brokerage commissions or finder’s fees are or shall be payable hereunder. If any claim is made by any third party for the payment of any commission or fee, then the party whose acts gave rise (or are alleged to have given rise) to such claim shall indemnify, defend and save harmless the other party for the full amount of such claim and all other claims, demands, actions, losses, damages, liabilities, costs and expenses (including reasonable attorney’s fees) filed against or incurred by such other party as a result of such claim. If Buyer timely and fully performs Buyer’s obligations and the Closing occurs as provided in this Contract, then, at the Closing, Seller shall pay to Burnham Real Estate a commission pursuant to a separate written agreement.

12.5 California Law/Venue. This Contract shall be governed by and construed under the laws of California. Any action commenced to enforce or interpret this Contract shall be filed in San Diego County only.

12.6 Attorneys’ Fees. In the event an action is commenced by either party to enforce or interpret this Contract, then the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees in addition to any other relief that may be awarded in such action,

12.7 Interpretation of Contract. The parties acknowledge that both parties have caused this Contract to be reviewed and approved by legal counsel of their own choice.

12.8 Sole Contract. This is the sole and only agreement between the parties. Any and all prior oral or written representations, correspondence, letters of intent and agreements are merged into and superseded by this Contract and shall be of no force or effect. Any modifications of this Contract must be in writing and signed by the parties hereto.

12.9 Tax-Deferred Exchange. Either party may desire to effect a tax-deferred exchange under Internal Revenue Code section 1031 in connection with the sale or purchase of the Property. In connection therewith, each party agrees to execute such documents as are reasonably necessary or appropriate and to otherwise cooperate with the other to effectuate such exchange, provided the party effecting the exchange shall afford the other party and its representatives a reasonable opportunity to review such documents prior to Closing. Each party hereby indemnifies and holds free and harmless the other from any liability (including, but not limited to, the tax ramification to the party effecting the exchange) arising by reason of performing the acts required hereby to effectuate such exchange, except insofar as any such liability is attributable to the failure of the other party to perform as required hereunder. Neither party shall take title to or otherwise assume any liability with respect to the property to be exchanged with the Property.

12.10 Partial Invalidity. If any provision hereof is held invalid or not enforceable to its fullest extent, such provision shall be enforced to the extent permitted by law, and the validity of the remaining provisions hereof shall not be affected thereby.

12.11 Nominee/Assignee of Buyer. At any time prior to three Business Days preceding the Closing Date, Buyer shall have the right to assign all of Buyer’s right, title, and interest under this Contract to any entity or entities, whereupon such assignee or assignees shall succeed to all of the rights and obligations of Buyer hereunder; however, Seller shall not be required to bear any additional cost and expense or incur any additional liability or obligation or otherwise suffer any adverse effect as a consequence of such assignment in excess of the costs, expenses, liabilities, obligations and other effects that would have been applicable if the Property were acquired by Buyer. Such assignment shall not relieve Buyer of any obligations under this Contract. On or before the date that is three Business Days before the Closing Date, Buyer shall deliver to Seller a copy of the written assignment.

12.12 Exhibits. All exhibits to this Contract are incorporated herein by reference.

12.13 Notices. All notices, requests, demands or documents that are required or permitted to be given or served hereunder shall be in writing and delivered by (1) personal delivery, (2) Federal Express (or other similar overnight delivery service furnishing proof of delivery), (3) registered or certified mail, postage prepaid, or (4) facsimile, addressed as follows:

to Seller at:	David Pendarvis
ResMed Corp.
14040 Danielson Street
Poway, California 92064
	Telephone:	858-746-2568
	Facsimile:	858-746-2830
	E-mail:	DavidP@ResMed.com

with a copy to:	F. Sigmund Luther, Esq.
401 West A Street, Suite 1625
San Diego, California 92101-7989
	Telephone:	619-239-0755
	Facsimile:	619-239-0541
	E-mail:	sigluther@aol.com

to Buyer at:	Bob Emri
Emri Group
Suite 130 - 889 Harbourside Drive
North Vancouver, BC, Canada V7P 3S1
	Telephone:	(858) 764-4158
	Facsimile:	(604) 984-4488
	E-mail:	bob@emrigroup.com

with a copy to:	Ian Duke
Emri Group
Suite 130 - 889 Harbourside Drive
North Vancouver, BC, Canada V7P 3S1
	Telephone:	(604) 984-4600 (ext. 3)
	Facsimile:	(604) 984-4488
	E-mail:	ian@emrigroup.com

Such addresses may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third day after the date of mailing (whether or not actually received by the addressee), whichever is earlier in time. If notice is sent by facsimile transmission, delivery of the notice shall be deemed complete upon receipt by the receiving party’s facsimile machine, provided that the sending party shall retain a printout from the sending machine confirming that the notice was sent.

12.14 Headings of Sections. The headings of sections and subsections herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Contract.

12.15 Date of Performance. If the date of performance of any obligation or the expiration of any time period provided herein should fall on a day other than a Business Day, then said obligation shall be due and owing and said time period shall expire on the first Business Day thereafter. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed not later than 5:00 p.m. on the day of performance. If a provision of this Contract specifies a time of day by which an act shall be performed, such time of day shall be determined by reference to Pacific Standard Time or Pacific Daylight Time, as may then be applicable.

12.16 ARBITRATION OF DISPUTES. If a dispute arises between Seller and Buyer arising out of or relating to this Contract or the Property, such dispute shall be determined and resolved by a single arbitrator appointed and acting pursuant to Code of Civil Procedure section 180, et seq. The parties shall have the full right of discovery allowed under Code of Civil Procedure section 1283.05, and the arbitrator may, in the arbitrator’s discretion, allow additional discovery. The fees charged by the arbitrator shall be paid equally by Seller and Buyer. The venue for the arbitration shall be in San Diego County, California. Nothing contained herein shall be construed to preclude a party from commencing an action to obtain provisional remedies (e.g., injunction, recording lis pendens, expungement of lis pendens, etc.); however, after granting the provisional relief, the action shall be stayed pending completion of the arbitration proceeding.

NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION, AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

illegible
Seller’s Initials	Buyer’s Initials

In witness whereof, the parties hereto have executed this Contract as of the day and year first above written.

Seller:

ResMed Corp., a Minnesota corporation

By
Print Name
Title

Buyer:

Emri Properties, Inc., a California corporation

By	/s/ Robert Emri
Print name	Robert Emri
Title	President

Escrow’s Acceptance

LandAmerica Commercial Services agrees to act as escrow agent with respect to this Contract, subject to Buyer’s and Seller’s execution of LandAmerica Commercial Services’ standard general instructions.

LandAmerica Commercial Services

By
Print name
Title

Schedule of Exhibits

Exhibit 1	Legal Description
Exhibit 2	List of Due Diligence Documents
Exhibit 3	Grant Deed
Exhibit 4	Lease
Exhibit 5	Bill of Sale
Exhibit 6	General Assignment
Exhibit 7	Declaration under Internal Revenue Code section 1445
Exhibit 8	Reconfirmation of Representations
Exhibit 9	Subordination, Nondisturbance and Attornment Agreement
Exhibit 10	List of Personal Property

Exhibit 1

Legal Description

LOTS 9 AND 10 OF CITY OF POWAY TRACT NO. 87-13 UNIT 2, PARKWAY BUSINESS CENTRE, IN THE CITY OF POWAY, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 13410, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, APRIL 8, 1997.

EXHIBIT 1, PAGE 1 of 1

Exhibit 2

List of Due Diligence Documents

The Seller will deliver or cause to be delivered to the Buyer all of the following, to the extent in the Seller’s possession or control:

1.	Real property tax bill for 2006-2007 fiscal year.

2.	Plans for Improvements.

3.	Phase 1 environmental report.

4.	Certificates of occupancy, and similar permits, licenses and approvals.

5.	Surveys, soils reports, engineering reports, grading plans, architectural studies, topographical maps and similar documents or information pertaining to the Property.

6.	Current utility bill and similar documents evidencing operating expenses related to the Property.

EXHIBIT 2, PAGE 1 of 1

Exhibits 3

Grant Deed

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

Assessor’s Parcel No.

Mail tax statements to:

Amount of Documentary Transfer Tax Shown on Attached Paper—Not For Public Record Pursuant to Sections 11932 and 11933 of the California Revenue and Taxation Code.

Grant Deed

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ResMed Corp., a Minnesota corporation, (“Grantor”), hereby grants to Emri Properties, Inc., a California corporation all of that certain real property located in Poway, San Diego County, California, and legally described in Exhibit A, attached hereto and incorporated herein by this reference (the “Property”).

Dated:

ResMed Corp., a Minnesota corporation

By
Print Name
Title

EXHIBIT 3, PAGE 1 of 4

Exhibit A

Legal Description of the Property

LOTS 9 AND 10 OF CITY OF POWAY TRACT NO. 87-13 UNIT 2, PARKWAY BUSINESS CENTRE, IN THE CITY OF POWAY, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 13410, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, APRIL 8, 1997.

EXHIBIT 3, PAGE 2 of 4

State of California

County of San Diego

On                     , 2007, before me,                                 , a notary public, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted executed the instrument.

Witness my hand and official seal.

EXHIBIT 3, PAGE 3 of 4

Request That Statement of Documentary

Transfer Tax Not Be Recorded

Mr. Gregory J. Smith

Recorder County of San Diego

1600 Pacific Highway, Room 260

Mail Stop A-33

San Diego, California 92101

Dear Mr. Smith:

The undersigned hereby requests that this statement of transfer tax due not be recorded with the attached Grant Deed, but be affixed to the Grant Deed after recordation and before the Grant Deed is returned as directed on the Grant Deed.

The attached Grant Deed names ResMed Corp., a Minnesota corporation, as Grantor, and Emri Properties, Inc., a California corporation, as Grantee. The Property, as such term is defined in the attached Grant Deed, is located in Poway, San Diego County, California, and is being conveyed subject to all non-delinquent real property taxes, special assessments, if any, and all other liens, easements, encumbrances, covenants, conditions, restrictions and matters or record. The amount of the Documentary Transfer Tax due on the Grant Deed is $            , which was computed on the full value of the Property.

This request is made pursuant to California Revenue and Taxation Code sections 11932 and 11933.

Dated:
Signature of Declarant or Agent determining tax

Print name

EXHIBIT 3, PAGE 4 of 4

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only                                         , is made by and between EMRI Properties, Inc., a California corporation (“Lessor”) and ResMed Corp., a Minnesota corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 14040 Danielson Street, Poway, 92064, located in the County of San Diego, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) See Addendum (“*” means “see Addendum”) (“Premises”). (See also Paragraph 2)

1.3 Term: * years and * months (“Original Term”) commencing see addendum (“Commencement Date”) and ending see addendum (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: N/A (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $145,000.00 per month (“Base Rent”), payable on the first day of each month commencing on the Commencement Date. (See also Paragraph 4)

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent and Other Monies Paid Upon Execution:

(a)	Base Rent: $ * for the period .

(b)	Security Deposit: $ * (“Security Deposit”). (See also Paragraph 5)

(c)	Association Fees: $ N/A for the period .

(d)	Other: $ N/A for .

(e)	Total Due Upon Execution of this Lease: $ *.

1.7 Agreed Use:

office and product distribution, warehousing, assembly, repair and service, as Lessee has done historically at the Premises. (See also Paragraph 6)

1.8 Insuring Party: ~~Lessor~~ Lessee is the “Insuring Party” ~~unless otherwise stated herein~~. (See also Paragraph 8)

1.9 Real Estate Brokers: (See also Paragraph 15)

(a)	Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐	represents Lessor exclusively (“Lessor’s Broker”);

☐	represents Lessee exclusively (“Lessee’s Broker”); or

PAGE 1 OF 23

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-8-5/05E

EXHIBIT 4

☒ Burnham Real Estate represents both Lessor and Lessee (“Dual Agency”).

(b) ~~Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of                  or                  % of the total Base-Rent) for the brokerage services rendered by the Brokers.~~

1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒	an Addendum consisting of Paragraphs 1.2 through 51;

☐	a plot plan depicting the Premises;

☐	a current set of the Rules and Regulations;

☐	a Work Letter;

☐	other (specify):

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby teases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. ~~Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1 (b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent.-of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months-as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense.~~

2.3 Compliance. ~~Lessor warrants that to the best of its-knowledge the improvements-on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, arc appropriate far Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and orient of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non compliance with this warranty within 6 months following the Start Date, correction of that non compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.—~~If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if ~~such Capital Expenditure is required during the last 2 years of this Lease~~ and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate

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this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(d); ~~provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or If Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital-Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have boon fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not-sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to-Lessor.~~

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. ~~If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.~~

3.3 Delay In Possession. ~~Lessor agrees to use its best-commercially reasonable efforts to deliver-possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor-is unable to deliver possession by such date, Lessor-shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this-Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not-received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days-after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4 Lessee Compliance. ~~Lessor shall not be required to deliver possession of the Premises to Lessee-until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Ponding delivery of such evidence. Lessee shall be required to perform all of its obligations~~

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~~under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is-required to perform any other conditions prior to or concurrent with the Start Date the-Start Date shall occur but Lessor may elect to withhold possession until such conditions-are satisfied.~~

4. Rent.

4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. ~~All monetary amounts shall be rounded to the nearest whole dollar~~. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this tease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

4.3 Association Fees. in addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

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6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the Installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall Include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor In writing at the time of such agreement

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed-on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times In order to carry out Lessor’s Investigative and remedial responsibilities.

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(g) Lessor Termination Option. ~~If a Hazardous Substance Condition (see Paragraph 9.1 (e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the Investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force end effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13). Lessor-may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and-effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessors desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the-required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.~~

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph ~~2.2 (Condition), 2.3 (Compliance)~~, 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, ~~specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1 (b) below~~ .Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, excluding ~~including, when necessary~~, the exterior repainting of the Building.

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(b) Service Contracts. ~~Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies-to Lessor, in customary form and substance for, and with contractors specializing and experienced in-the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and Irrigation systems, (v) roof covering and drains, (vi) clarifiers (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to-Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof~~.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs ~~2.2 (Condition), 2.3 (Compliance)~~, 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “ Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent Lessee may, however, make non-structural Utility Installations to the ~~interior of the Premises (excluding the roof)~~ without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. ~~For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.~~

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

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7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. ~~Subject to Lessor’s right to require removal or elect ownership as hereinafter provided~~ All ~~all~~ Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. ~~Unless otherwise instructed paragraph 7.4l(b) hereof~~ All~~all~~ Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. ~~By delivery to Lessee of written notice from Lessor not earlier than 00 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned .Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent~~.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. ~~Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear~~. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph ~~8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) In excess of $2,000,000 occurrence~~ . Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. ~~Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice~~.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. ~~Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein~~.

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8.3 Property Insurance—Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 $10,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. ~~If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property-insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.~~

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. At Lessee’s election, Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. ~~Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence.~~ The proceeds from any such Insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. ~~Lessee shall provide Lessor with written evidence that such insurance is in force.~~

(b) Business Interruption. At Lessee’s election, Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is leas. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance earned or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross-negligence or willful misconduct and subject to the waiver of subrogation, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters. Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

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8.8 Exemption of Lessor and its Agents from Liability. ~~Notwithstanding~~ unless caused by the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. ~~Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.~~

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. ~~Notwithstanding the foregoing. Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.~~

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

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9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. ~~If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of-occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the-Premises, then Lessee may preserve this Lease-by, (a) exorcising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed-to make the repairs on-or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds. Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as coon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.~~

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean ~~either the unconditional authorization of the preparation of the required plans, or~~ the beginning of the actual work on the Premises, ~~whichever first occurs~~. *

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

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10.	Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal Income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises ~~or the Project~~, Lessor’s right to other Income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or ~~assessed~~ on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee Incurs a late charge on any Rent payment. Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3 Joint Assessment. I~~f the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion-to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.~~

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause Its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor, If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, Interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) ~~Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.~~

(c) ~~The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it woo represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said-transaction or transactions constituting such reduction, whichever was or is greater, shall be considered on assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee”‘ shall mean the net worth of Lessee (excluding-any guarantors) established under generally accepted accounting principles.~~

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(d) An assignment or subletting without consent shall~~, at Lessor’s option,~~ be a Default curable after notice per Paragraph 13.1(c), ~~or a noncurable-Breach without the-necessity of any notice and grace period.—If-Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate-this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject-to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) ~~Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 30.2)~~

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

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(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c) The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) ~~If the performance of Lessee’s obligations’ under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days-following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing-resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.~~

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at

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the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. ~~Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately duo and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after receipt of notice that such amount is ~~shall~~ be due, then, ~~without any requirement for notice to Lessee,~~ Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ( “Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

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(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to ~~the greater of~~ one month’s Base Rent ~~or the Security Deposit~~, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If any ~~more than 10% of the Building, or more than 25% of that~~ portion of the Premises ~~not occupied by any building~~, is taken by Condemnation, and such taking materially and adversely affects Lessee’s use of the Premises, Lessee may, at Lessee’s option, ~~to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession)~~ terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. Alt Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission. ~~In addition to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exorcises any Option, (b) if Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the came Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~

~~15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

~~15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.~~

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

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(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements~~; Broker Disclaimer~~. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. ~~Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees) of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to on amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable-to any gross negligence or willful misconduct of such Broker.~~

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

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23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee, b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) ~~Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Data and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.~~

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26. No Right To Holdover. Except as provided in the Addendum, Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (In this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attainment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. ~~Further, within 60 days after the execution-of this Lease. Lessor shall use its commercially reasonable efforts to obtain a Non Disturbance Agreement from the holder of any pro existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non Disturbance Agreement.~~

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

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31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in ~~tort~~, contract ~~or equity~~, ~~or to declare rights hereunder~~, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. *

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however; that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (Including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred In the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor,

37.1 ~~Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.~~

~~37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements; (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.~~

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s pant to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

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39. Options. ~~If Lessee is granted an Option, as defined below, then the following provisions shall apply:~~

~~39.1 Definition. “Option”, shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor: (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.~~

~~39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exorcised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~

~~39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.~~

~~39.4 Effect of Default on Options.~~

~~(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.~~

~~(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 30.4(a).~~

~~(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of-the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.~~

40. Multiple Buildings. ~~If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.~~

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duty authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

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(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions,

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of (he modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Mediation and Arbitration of Disputes. An Addendum requiring the ~~Mediation and/or~~ the Arbitration of all disputes between the Parties ~~and/or Brokers~~ arising out of this Lease    ☒  is    ☐  is not attached to this Lease.

50. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

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The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at	Executed at:
On:	On:

By LESSOR:	By LESSEE:
EMRI Properties, Inc.	ResMed Corp.

By:	By:
Name Printed:	Name Printed:
Title:	Title:
By:	By:
Name Printed:	Name Printed:
Title:	Title:
Address:	Address:	14040 Danielson Street
Poway, California 92064
Telephone:( )	Telephone:( )
Facsimile:( )	Facsimile:( )
Federal ID No.	Federal ID No.

BROKER:	BROKER:

Attn:	Attn:
Title:	Title:
Address:	Address:

Telephone:( )	Telephone:( )
Facsimile:( )	Facsimile:( )
Federal ID No.	Federal ID No.

NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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Addendum to Lease

This Addendum, dated             , 2007, constitutes an addendum to that certain Standard Industrial/Commercial Single-Tenant Lease (“the Lease”) dated             , 2007, by and between (1) EMRI Properties, Inc., a California corporation ( “Lessor”) and (2) ResMed Corp., a Minnesota corporation (“Lessee”). Defined (capitalized) terms used in this Addendum shall have the same meanings as in the Lease. Lessor and Lessee hereby supplement and amend the Lease as follows.

1.2 Premises. As used herein, “the Building” means the building commonly known as 14040 Danielson Street, Poway, California 92069. The “Premises” consists of (1) Building and (2) the land owned by Lessor on which the Building is situated.

1.3 Term.

1.3.1 Original Term. The Original Term of the Lease shall commence on the date (“the Commencement Date”) on which Lessee conveys to Lessor the Premises pursuant to the Purchase and Sale Contract executed by Lessee, as seller, and Lessor, as buyer. Subject to Lessee’s option to extend and unless sooner terminated as herein provided, the term of the Lease shall expire at 11:59 p.m. on June 30, 2009. References in the Lease to “Start Date” shall mean the Commencement Date.

1.3.2 Option to Renew. Lessee shall have the right and option to renew the term of the Lease for a further term of three months commencing on the expiration of the Original Term. Lessee’s occupancy during the option term shall be subject to all terms and conditions of the Lease. If Lessee desires to exercise the option, Lessee must deliver to Lessor written notice of such exercise on or before the later of (1) May 1, 2009, or (2) the date that is five business days following the date on which Lessee receives from Lessor written notice (“an Option Reminder Notice”) advising Lessee that Lessee’s right to exercise the option will soon be expiring. Lessor may deliver to Lessee an Option Reminder Notice any time on or after April 1, 2009. At any time during the option term, Lessee may terminate the Lease by delivery to Lessor of 30 days’ written notice.

1.6 Base Rent/Security Deposit paid on Commencement Date. On the Commencement Date, Lessee shall pay to Lessor (1) Base Rent for the period commencing on the Commencement Date through the end of the month in which the Commencement Date occurs and (2) $145,000.00, which shall constitute a Security Deposit to be held by Lessor under Paragraph 5 of the Lease.

7.1 Maintenance—Service Contracts. If, during Lessee’s ownership of the Premises, Lessee regularly maintained service contracts for the HVAC system or other systems in the Premises, Lessee shall during the term of the Lease continue to maintain such service contracts.

1

EXHIBIT 4

9.6 Lessee’s Remedies. In addition to the remedies in Paragraph 9.6 of the Lease, Lessee shall have the right to terminate this Lease following Premises Partial Damage under the following circumstances:

9.6.1 If (1) the Premises Partial Damage materially affects Lessee’s Agreed Use of the Premises and (2) Lessor has not substantially completed the repair of such Premises Partial Damage within six months following the date of such Premises Partial Damage, then Lessee may deliver to Lessor a written notice (“Lessee’s Notice”) that Lessee intends to terminate this Lease unless Lessor substantially completes the repairs within 30 days following Lessor’s receipt of Lessee’s Notice. If Lessor does not substantially complete the repairs within 30 days following Lessor’s receipt of Lessee’s Notice, then this Lease shall terminate on the date that is 30 days following Lessor’s receipt of Lessee’s Notice. If (1) Lessee elects to terminate the Lease as provided in the preceding sentence and (2) prior to such termination, Lessor has used reasonable diligence to complete the repair of such Premises Partial Damage, then the Parties’ obligations under the Lease following such termination shall be the same as if the term of the Lease naturally expired on the date of such termination (i.e., Lessee will not have any claim against Lessor arising out of such termination).

9.6.2 If at any time during the last six months of this Lease the Premises is damaged and (1) such damage materially affects Lessee’s use of the Premises, (2) the cost of repair exceeds two months’ Base Rent, and (3) such damage was not caused by Lessee or Lessee’s employees, agents, or contractors, then Lessee may terminate this Lease following the occurrence of such damage by giving a written termination notice to Lessor within 30 days after the date of occurrence of such damage. If Lessee elects to terminate this Lease as allowed under the preceding sentence, then (1) such termination shall be effective as of the date Lessee specifies in such notice and (2) the obligations of the Parties under the Lease shall be the same as if the Lease naturally expired on the date of such termination.

23. Notices. As an alternative to the means of service of notices described in Section 23 of the Lease, any notices required to be served as a condition precedent to the initiation of a special proceeding for unlawful detainer (including any notices under Section 13.1 of the Lease) may be served in accordance with Code of Civil Procedure section 1162 as such section may be subsequently amended, repealed or replaced. With respect to all notices, the Parties acknowledge and agree that, in addition to the manner of delivery provided in Section 23 of the Lease, notices may be delivered by FedEx or other similar overnight delivery service that provides evidence of receipt. If notice is delivered by FedEx or such other overnight delivery service, the notice shall be deemed delivered as of the date shown by the evidence of receipt.

32. Lessor’s Access. To the extent practicable, Lessee may condition Lessor’s access to the Premises upon Lessor’s execution of a confidentiality and nondisclosure agreement.

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EXHIBIT 4

49. Arbitration. If (1) either Party to this Lease asserts against the other Party a claim or cross-claim that relates to this Lease, or the Premises, whether such claim is founded upon contract, tort, or equity, and (2) the amount in controversy with respect to such claim exceeds the then current jurisdictional limit of Small Claims Court or the primary relief sought by the claimant is not relief that may be awarded in Small Claims Court (e.g., injunctive relief), such claim or cross-claim shall be submitted to arbitration pursuant to California Code of Civil Procedure section 1280, et seq., and in connection with such arbitration, the following shall apply:

49.1 The arbitration shall be conducted by a single arbitrator.

49.2 The venue for the arbitration shall be in San Diego County, California.

49.3 The parties shall have the right to conduct full discovery, as allowed under California Code of Civil Procedure section 1283.05.

49.4 Pending Issuance of the arbitrator’s award, the parties shall equally pay all fees and administrative expenses charged by the arbitrator. Following issuance of the arbitrator’s award, the arbitrator may, in the arbitrator’s discretion, award to the prevailing Party the amount incurred by the prevailing Party for the arbitrator’s fees and administrative expenses.

49.5 After issuance of the arbitrator’s award, either Party may file a petition to have the award entered as a judgment

Notwithstanding the foregoing, this paragraph shall not apply to (1) any special proceeding commenced by Lessor for unlawful or forcible detainer against Lessee and/or any other occupants of the Premises (i.e., if Lessor sues Lessee to recover possession of the Premises in a special proceeding for unlawful detainer, the arbitration provision shall not apply) or (2) any action initiated and determined in Small Claims Court.

51. Interpretation. Except as the context may otherwise require, references to “the Lease” or “this Lease” shall mean collectively (1) the Standard Industrial/Commercial Single-Tenant Lease dated             , 2007, by and between Lessee and Lessor and all exhibits attached thereto and (2) this Addendum.

Lessor:	Lessee:

EMRI Properties, Inc., a California corporation	ResMed Corp., a Minnesota corporation

By	By
Print Name	Print Name
Title	Title

3

EXHIBIT 4

Exhibit 5

Bill of Sale

This Bill of Sale dated                     , is executed by ResMed Corp., a Minnesota corporation (“Seller”), in favor of Emri Properties, Inc., a California corporation (“Buyer”).

Witnesseth:

A. Seller and Buyer entered into that certain Purchase and Sale Contract dated as of             , 2007 (“Contract”), respecting the sale of certain Property (as defined in the Contract).

B. Under the Contract, Seller is obligated to transfer to Buyer any and all of Seller’s right, title and interest in and to the Personal Property, as described in Schedule A hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer, without warranty express or implied, all of the Personal Property.

ResMed Corp., a Minnesota corporation

By
Print Name
Title

EXHIBIT 5, PAGE 1 of 2

Schedule A

List of Personal Property

EXHIBIT 5, PAGE 2 of 2

Exhibit 6

General Assignment

This General Assignment Contract (“Assignment”) is dated                     , executed by ResMed Corp., a Minnesota corporation (“Assignor”), in favor of Emri Properties, Inc., a California corporation (“Assignee”).

Assignor is the owner of that certain land, appurtenances and improvements (collectively the “Real Property”) located in Poway, California, commonly known as 14040 Danielson Street. The Real Property is being conveyed by Assignor to Assignee pursuant to a grant deed (“Grant Deed”).

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee, without warranty, all of Assignor’s right, title, interest, benefits and privileges, if any, in and to the following described property:

1. All construction, engineering, consulting, architectural and other similar contracts and any and all amendments and modifications thereto, concerning the design or construction of any or all of the Real Property and all warranties with respect thereto (including all statutory, express and implied warranties).

2. All architectural drawings plans, specifications, soils tests, appraisals, engineering reports and similar materials relating to any or all of the Real Property.

3. All governmental entitlements (including, but not limited to, all environmental impact reports, negative declarations, map approvals, conditional use permits, building permits and certificates of occupancy for the Improvements), permissions, environmental clearances, rights, licenses and permits that relate to all or any of the Real Property.

4. All general intangibles relating to the development or use of the Real Property.

ResMed Corp., a Minnesota corporation

By
Print Name
Title

EXHIBIT 6, PAGE 1 of 1

Exhibit 7

Declaration under Internal Revenue Code Section 1445

The undersigned hereby declares:

1. ResMed Corp. is a corporation organized and in good standing under the laws of Minnesota.

2. The taxpayer identification number for ResMed Corp. is                      .

3. ResMed Corp. is not a foreign person, as defined in Internal Revenue Code of the United States.

I declare under penalty of perjury that the foregoing is true and correct and that this declaration is executed                     , at San Diego, California.

ResMed Corp., a Minnesota corporation

By
Print Name
Title

EXHIBIT 7, PAGE 1 of 1

Exhibit 8

Reconfirmation of Representations

This Reconfirmation, dated                     , is executed by ResMed Corp., a Minnesota corporation (“Seller”) for the benefit of Emri Properties, Inc., a California corporation (“Buyer”). Pursuant to that certain Purchase and Sale Contract (“the Contract”) between Buyer and Seller dated                     , Seller hereby confirms that during the period from the Effective Date to the Closing Date, nothing has occurred and Seller has not become aware of any facts that, to Seller’s actual knowledge, cause any of the Seller’s representations and warranties contained in the Contract to be materially untrue, and, to Seller’s actual knowledge, all of the representations and warranties contained in the Contract remain true and are reconfirmed as of the Closing except                     . Defined (capitalized) terms used in this Reconfirmation shall have the same meanings as defined in the Contract.

ResMed Corp., a Minnesota corporation

By
Print Name
Title

EXHIBIT 8, PAGE 1 of 1

Exhibit 9

Subordination, Nondisturbance and Attornment Agreement

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

Subordination, Nondisturbance and Attornment Agreement

This Agreement is made and entered into             ,         , by and among (1)                      (“Tenant”), (2)                      (“Lender”), and (3)                                          (“Landlord”).

Recitals

A. Landlord executed a Lease (“the Lease”) dated             ,         , in favor of Tenant, covering a certain demised premises therein described that is (1) commonly known as                                         , California              (“the Demised Premises”), and (2) a portion of certain real property legally described as:

(said parcel of real estate being referred to herein as the “Property”),

B. Landlord executed a Deed of Trust (the “Mortgage”) dated             , 200    , in the amount of $             , recorded on             , 200    , as Document No.              in the office of the San Diego County Recorder in favor of Lender, payable upon the terms and conditions described therein,

C. A condition to said loan is that said Mortgage shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and to the leasehold estate created thereby,

EXHIBIT 9, PAGE 1 of 5

D. The Parties hereto desire to assure Tenant’s possession and control of the Demised Premises under the Lease upon the terms and conditions therein contained.

For and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Subject to the nondisturbance covenants set forth herein, the Lease is and shall be subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof and to all future advances made thereunder.

2. If Lender becomes the owner of the Property, if the Property is sold by reason of foreclosure or other proceedings brought to enforce the Mortgage that encumbers the Property, if the Property is transferred by deed in lieu of foreclosure, or if any portion of the Property is sold under a trustee’s sale, the Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Mortgage and Tenant upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any extensions therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord after Tenant’s receipt of written notice from Lender, and Lender hereby agrees that it will accept such attornment.

3. Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Property, which shall be the earliest to occur of (1) delivery of a trustee’s deed following a non-judicial foreclosure, (2) delivery of a marshal’s deed upon sale of the property following entry of judgment in a judicial foreclosure, and/or (3) delivery of a deed in lieu of foreclosure, within 30 days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than 30 days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Lender commences such cure within such 30-day period and, thereafter, diligently and continuously proceeds to cure such default, (b) subject to any offsets or defenses that have accrued prior to the date of foreclosure as defined above, unless Tenant shall have delivered to Lender written notice of the default that gave rise to such offset or defense and permitted Lender the same right to cure such default as permitted Landlord under the Lease; (c) bound by any rent that Tenant may have paid under the Lease more than one month in advance, or (d) bound by any amendment or modification of the Lease hereafter made without Lender’s prior written consent

4. If Lender sends written notice to Tenant to direct its rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver rent payments to Lender; however, Landlord and Lender agree that Tenant shall be credited under the Lease for any rent payments sent to Lender pursuant to such written notice.

EXHIBIT 9, PAGE 2 of 5

5. All notices that may be or are required to be sent under this Agreement shall be in writing and sent by Federal Express (or similar overnight delivery service) or first-class, certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

TENANT:
Attention

LANDLORD:
Attention

LENDER:
Attention

6. Said Mortgage shall not cover or encumber or be construed as subjecting in any manner to the lien thereof any of Tenant’s improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises. In the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of the Lease.

7. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

8. The parties to this Agreement waive the right to jury trial with respect to any claim or cross-claim arising out of or relating to this Agreement.

EXHIBIT 9, PAGE 3 of 5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Lender:

By
Print name
Title

Tenant:

By
Print name
Title

Landlord:

By
Print name
Title

EXHIBIT 9, PAGE 4 of 5

State of California

County of San Diego

On                     , 2007, before me,                                         , a notary public, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted executed the instrument.

Witness my hand and official seal.

State of California

County of San Diego

On                     , 2007, before me,                                         , a notary public, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted executed the instrument.

Witness my hand and official seal.

State of California

County of San Diego

On                     , 2007, before me,                                         , a notary public, personally appeared                                          , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted executed the instrument.

Witness my hand and official seal.

EXHIBIT 9, PAGE 5 of 5

Exhibit 10

List of Personal Property

1.	Floor coverings

2.	Window coverings

3.	Plumbing, electrical, and HVAC systems and components

EXHIBIT 10, PAGE 1 of 1